UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 25, 2011, Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), issued a press release announcing that its Phase 3 clinical trial of Delayed Release or DR Cysteamine, known as study drug RP103, for the treatment of nephropathic cystinosis, met the primary endpoint of non-inferiority compared to Cystagon®, immediate-release cysteamine bitartrate.  The comparison was based on white blood cell (“WBC”) cystine levels, the established efficacy surrogate biomarker and the sole primary endpoint in the clinical trial.  Of 41 patients who completed the Phase 3 protocol, 38 were included in the evaluable data set.  As specified in the Statistical Analysis Plan agreed upon with the US Food and Drug Administration, three patients that had WBC cystine levels above two while on Cystagon® during the clinical trial were excluded from the primary endpoint analysis (evaluable data set).

The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of July 25, 2011	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: July 25, 2011	By:	/s/ Kim R. Tsuchimoto
	Name: Title:	Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of July 25, 2011	X